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                                                                   EXHIBIT 10.33

                     SEVERANCE AGREEMENT AND GENERAL RELEASE

                                                   Date: November 13, 2001



Mr. Lawrence A. Genovesi
36 Egypt Beach Road
Scituate, Massachusetts  02066

Dear Larry:

You and Network Engines, Inc. (the "Company") have determined that your employment with the Company will terminate effective September 30, 2001.

In connection with the termination of your employment with the Company on September 30, 2001 you are eligible to receive the severance benefits described in the "Description of Severance Benefits" attached to this letter as Attachment
                                                                      ----------
A if you sign and return this letter agreement to Douglas G. Bryant at Network
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Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021 by December 5, 2001. By
signing and returning this letter, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 3. Therefore, you are advised to consult with your attorney before signing this letter and you may take up to twenty-one (21) days to do so. If you sign this letter, you may change your mind and revoke your agreement during the seven (7) day period after you have signed it by formally notifying Doug Bryant of your revocation. If you do not so revoke, this letter will become a binding agreement between you and the Company upon the expiration of the seven (7) day revocation period.

If you choose not to sign and return this letter agreement by December 5, 2001, you shall not receive the severance benefits from the Company. You will, however, receive payment on your Termination Date for any unused vacation time accrued through the termination date. Also, regardless of signing this letter, you may elect to continue receiving group medical insurance pursuant to the federal "COBRA" law, 29 U.S.C. ss. 1161 et seq. All premium costs shall be paid
                                        -- ---
by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You should consult the COBRA materials to be provided by the Company for details regarding these benefits. All other benefits, including life insurance and long term disability, will cease upon your Termination Date. For additional information regarding your benefits, please contact Dawn Augusta at 781 332-1157.

The following numbered paragraphs set forth the terms and conditions that will apply if you timely sign and return this letter agreement and do not revoke it within the seven (7) day period:

1.       Termination Date - Your effective date of termination from the Company
         ----------------
         is September 30, 2001 (the "Termination Date").

2.       Description of Severance Benefits - The severance benefits paid to you
         ---------------------------------
         if you timely sign and return this letter agreement are described in the "Description of Severance Benefits" attached as Attachment A (the "Severance Benefits").

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3.        Release - In consideration of the payment of the severance benefits,
          -------
          which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Released Parties arising out of your employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C.ss.2000e et seq., the Age
                                                          ------
          Discrimination in Employment Act, 29 U.S.C.ss.621 et seq., the
                                                            ------
          Americans With Disabilities Act of 1990, 42 U.S.C.,ss.12101 et seq.,
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          the Family and Medical Leave Act, 29 U.S.C.ss.2601 et seq., and the
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          Massachusetts Fair Employment Practices Act., M.G.L. c.151B,ss.1 et
                                                                           --
          seq., all as amended; all claims arising out of the Fair Credit
          ---
          Reporting Act, 15 U.S.C.ss.1681 et seq., the Employee Retirement
                                          ------
          Income Security Act of 1974 ("ERISA"), 29 U.S.C.ss.1001 et seq., the
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          Massachusetts Civil Rights Act, M.G.L. c.12ss.ss.11H and 11I, the
          Massachusetts Equal Rights Act, M.G.L. c.93,ss.102 and M.G.L. c.214,ss.1C, the Massachusetts Labor and Industries Act, M.G.L. c.149,ss.1 et seq., and the Massachusetts Privacy Act, M.G.L. c.
                     ------
          214,ss.1B, all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; and any claim or damage arising out of your employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that you acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding.

4.        Non-Disclosure, Non-Competition and Non-Solicitation -
          ----------------------------------------------------

         (A) You acknowledge and reaffirm your obligations to the Company under the Invention, Non-Disclosure, Non-Competition and Non-Solicitation Agreement, entered into between you and the Company on April 7, 1997 ("Employee Non-Disclosure Agreement"). The Company does not waive any rights under the Employee Non-Disclosure Agreement or any other agreement between the Company and you, all of which you hereby ratify and confirm are continuing in full force and effect.

         (B) In addition, for and in consideration for good and valuable consideration as described herein, you agree as follows with regard to any business undertaking in which you engage: For a period of twelve
         (12) months from the date of the expiration of the revocation period of this Agreement, you agree that you shall not, and, to the extent that it is within your authority you shall not allow, influence or encourage any business entity with which you become associated (whether by ownership, employment, investment, rendering services or otherwise), to solicit for employment or employ any person who is an employee of the Company at the time of such solicitation or was an employee of the Company within the six months prior to such solicitation (in each case, a "Company Employee"). Furthermore, you agree (i) that you will not provide to any such business entity with the names, addresses or contact information of any Company Employee, (ii) you shall not provide any such business entity with any evaluation, recommendation or other information that would aid any such business entity in soliciting,

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          hiring or making and employment decision regarding any Company
          Employee, and (iii) you will not provide to any Company Employee any information that would enable or encourage such Company Employee to seek employment or to otherwise become associated with such business entity. The obligations of this Subsection 4(B) shall apply regardless of whether such business entity is a competitor of the Company or not. You acknowledge and agree that any violation of your obligations under this Subsection 4(B) shall be considered a breach of this Agreement and of the Employee Non-Disclosure Agreement.

 5.       Return of Company Property - You agree to return within seven (7)
          --------------------------
          days of the execution of this letter agreement all Company property including, but not limited to, keys, files, records (and copies thereof), computer hardware and software, cellular phones, pagers, or Company vehicle, which is in your possession or control, except that you may keep your laptop computer as long as you serve as a Director of the Company. You further agree to leave intact all electronic Company documents, including those which you developed or helped develop during your employment. You also agree to advise the Company within seven (7) days of the execution of this letter agreement of any password protection identification that you have placed on or used in connection with any Company accounts, files or documents and any necessary actions required to facilitate the Company's access to all accounts, files or documents on the computer system.

 6.       Non-Disparagement - You understand and agree that as a condition for
          -----------------
          payment to you of the consideration herein described, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client, customer or prospective customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives nor shall you make any statements about the Company's business affairs and financial condition.

 7.       Amendment - This letter agreement shall be binding upon the parties
          ---------
          and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

 8.       Waiver of Rights - No delay or omission by the Company in
          ----------------
          exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

 9.       Validity - Should any provision of this letter agreement be
          --------
          declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement.

10.       Confidentiality - To the extent permitted by law, you understand and
          ---------------
          agree that as a condition for payment to you of the severance benefits herein described, the terms and contents of this letter agreement, and the contents of the negotiations and discussions resulting in this letter agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed to any third party except to the extent required by federal or state law or as otherwise agreed to in writing by the Company.

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11.       Nature of Agreement - You understand and agree that this letter
          -------------------
          agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

12.       Acknowledgments - You acknowledge that you have been given at
          ---------------
          least twenty-one (21) days to consider this letter agreement, including Attachment A, and that the Company advised you to consult
                    ------------
          with an attorney of your own choosing prior to signing this letter agreement. You understand that you may revoke this letter agreement for a period of seven (7) days after you sign this letter agreement by notifying Doug Bryant, and the letter agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period. You understand and agree that by entering into this letter agreement you are waiving any and all rights or claims you might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled.

13.       Voluntary Assent - You affirm that no other promises or agreements
          ----------------
          of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement, and that you fully understand the meaning and intent of this letter agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this letter agreement, including Attachment A, with an attorney. You further state and represent that you have carefully read this letter agreement, including Attachment A, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

14.       Applicable Law - This letter agreement shall be interpreted and
          --------------
          construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

15.       Entire Agreement - This letter agreement, including Attachment A,
          ----------------
          contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith. Nothing in this paragraph, however, shall modify, cancel or supercede your obligations or the Agreements referenced in paragraph 4.

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I thank you for your service to the Company and wish you the best of luck in your future endeavors. If you have any questions, please feel free to contact me.

                                                 Very truly yours,

                                                 /s/ John Curtis
                                                 -------------------------------

                                                 Name: John Curtis
                                                 Title:   President and CEO

I hereby agree to the terms and conditions set forth above and in Attachment A. I have been given at least twenty-one (21) days to consider this letter agreement (including Attachment A) and I have chosen to execute this on the date below. I intend that this letter agreement will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days.

/s/ Lawrence A. Genovesi                                  Date November 14, 2001
--------------------------------------------                   -----------------
Employee Name:  Lawrence A. Genovesi

To be returned in the enclosed envelope by December 5, 2001.

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                                  ATTACHMENT A
                                  ------------

                        DESCRIPTION OF SEVERANCE BENEFITS
                        ---------------------------------

In exchange for your waiver and release of claims described in paragraph 3, the Company will pay you One Hundred and Seventy-Two Thousand and Six Hundred and Ninety-Two Dollars and Thirty Cents ($172,692.30) [$190,000 less gross amount paid since September 30], which represents one (1) year of severance pay, less all applicable state and federal taxes and other required withholdings. This severance pay, less all applicable state and federal taxes and other required withholdings (including but not limited to COBRA if applicable), will be paid in equal biweekly installments for a period of one year, commencing within ten (10) days of your execution of this letter agreement; provided you have not revoked your acceptance during the seven (7) day revocation period; and provided further that, if (i) your Secured Revolving Promissory Note for up to $210,000 dated January 9, 2001 to the Company (the "Secured Revolving Promissory Note") is not paid in full before the date thirty (30) days after September 30, 2001, or (ii) any amounts become due and payable by you to the Company under the Reimbursement Agreement, dated as of January 9, 2001, between you and the Company (the "Reimbursement Agreement"), the Company may, and you hereby agree that the Company may, in its sole discretion, adjust the amount and timing of the severance payments to you hereunder to the extent the Company deems necessary to provide the funds to pay in full the Secured Revolving Promissory Note or the amounts you owe under the Reimbursement Agreement. For the avoidance of doubt, any such severance payments shall not be subject to set-off in the event you are employed by a third party during the severance period.

In addition, if you timely elect to continue receiving group medical insurance pursuant to the federal "COBRA" law, 29 U.S.C. ss.1161 et seq., the Company will
                                                       -- ---
pay the Company's portion of the fees for twelve (12) months after the Termination Date. All premium costs after such period are exclusively your responsibility and shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation and chose to continue such coverage. The above mentioned twelve (12) month period shall not extend the COBRA continuation period. You should consult the COBRA materials to be provided by the Company for details regarding these benefits. All other benefits, including life insurance and long term disability, will cease upon your termination date in accordance with the plans.

As you know, you were granted 375,000 shares of restricted stock of the Company on November 18, 1999 at a price of $0.24 per share pursuant to a restricted stock agreement (the "RSA") between you and the Company which provided vesting milestones which were based on your position as President, CEO and Chief Technology Officer at the time. In exchange for such restricted stock, you signed a promissory note (the "$90K Promissory Note") for $90,000 (the full purchase price of the restricted stock). Through September 30, 2001, of the total 375,000 shares, you had vested in 93,750 shares of common stock, missed milestone goals for the vesting of an additional 93,750 shares of common stock (the "Missed Goal Shares"), and the balance of 187,500 shares of restricted stock remained unvested (the "Future Goal Shares"). Because you no longer hold the positions with the Company that underlie the terms of the grant of such stock on November 18, 1999, the milestones and rationale underlying the RSA are no longer valid. In light of that fact, you and the Company have agreed on the following:

     (1) the Company will buy back the Missed Goal Shares for the original purchase price of $0.24 per share (an aggregate of $22,500), which will be applied to the payment of principal of and accrued interest on the $90K Promissory Note;

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     (2) you and the Company will amend the RSA so that, beginning as of the fiscal quarter ended June 30, 2001, the Future Goal Shares will vest quarterly on a pro rata basis through the quarter ended September 30, 2004, with any unvested shares subject to repurchase by the Company in the event you cease to be a director of the Company;

     (3) upon the vesting of any Future Goal Shares, you will repay a portion of the principal under the 90K Promissory Note equal to the purchase price of such Future Goal Shares; and

     (4) you acknowledge that each of the Reimbursement Agreement, the Pledge Agreement, dated as of January 9, 2001, made by you in favor of the Company and the Second Mortgage, dated January 9, 2001, granted by you in favor of the Company shall remain in full force and effect.

All of the arrangements discussed herein are contingent upon your execution of all required documentation, including (A) this letter, and (B) a stock power evidencing the transfer of the Missed Goal Shares.

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